UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 13, 2023
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On November 13, 2023, Jon Faust notified HP Inc. (“HP”) that he will step down as Global Controller, effective December 15, 2023. Mr. Faust has elected to pursue an opportunity outside of HP.

(c) On November 16, 2023, HP appointed Stephanie Liebman as interim Global Controller, effective December 15, 2023, to succeed Jon Faust. Ms. Liebman, age 54, has served, since February 2023, and will continue to also serve as Senior Vice President and Finance Chief Operations Officer at HP. Prior to rejoining HP in February 2023, she served as Senior Vice President – Risk Management, Real Estate, FPA at NTT Data Services, a provider of IT and business services, from March 2019 to January 2023. Before that she spent over 21 years at HP (and HP’s predecessor company, Hewlett-Packard Company) in various roles including, among others, Chief Audit Executive (November 2015 – February 2019), Vice President – Enterprise Services Financial Operations (September 2012 – October 2015), Financial Director (December 2009 – August 2012), and Internal Audit Director (1998 – December 2009).  Ms. Liebman is a Certified Public Accountant. Ms. Liebman will receive salary, annual incentive awards, and long-term incentive awards, and will participate in other compensation and benefit programs, at levels consistent with her position and scope of responsibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: November 17, 2023	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	SVP, Deputy General Counsel – Corporate, and Corporate Secretary